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                                                            EXHIBIT 24.2

                             TRANSAMERICA CONSUMER


                       MORTGAGE RECEIVABLES CORPORATION

                               Power of Attorney
                          of Director and/or Officer


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of TRANSAMERICA CONSUMER MORTGAGE RECEIVABLES CORPORATION, a
Delaware corporation (the "Company"), does hereby make, constitute and appoint DAVID H. HAWKINS and JAMES J. MURPHY and each or any one of them the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (including his capacity as director and/or officer of the Company), to sign and affix the undersigned's name to a Registration Statement on Form S-3 or other applicable form, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, of $600,000,000 in principal amount of Asset-Backed Securities to be issued from time to time thereafter by the Company, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                        /s/ Stephen D. McAvoy
                                    -----------------------------------
                                        Stephen D. McAvoy